Exhibit 24.1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, each of whom is a member of the Board of Directors of Evergy, Inc., a Missouri corporation, constitutes and appoints David A. Campbell, Kirkland B. Andrews and Heather A. Humphrey, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and re-substitution, to execute in the name and on behalf of the undersigned as such director an Annual Report on Form 10-K, and any amendments thereto, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and to perform each and every act and thing necessary or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 25th day of February, 2021.

/s/ David A. Campbell	/s/ Mollie H. Carter
David A. Campbell	Mollie H. Carter

/s/ Richard L. Hawley	/s/ Thomas D. Hyde
Richard L. Hawley	Thomas D. Hyde

/s/ B. Anthony Isaac	/s/ Paul M. Keglevic
B. Anthony Isaac	Paul M. Keglevic

/s/ Sandra A.J. Lawrence	/s/ Ann D. Murtlow
Sandra A.J. Lawrence	Ann D. Murtlow

/s/ Sandra J. Price	/s/ Mark A. Ruelle
Sandra J. Price	Mark A. Ruelle

/s/ S. Carl Soderstrom Jr.	/s/ John A. Stall
S. Carl Soderstrom Jr.	John A. Stall